As filed with the Securities and Exchange Commission on October 29, 2009

Registration No. 333-159661

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALESCO FINANCIAL INC.

(Exact name of Registrant as specified in its charter)

Maryland	6798	16-1685692
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104-2870

(215) 701-9555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Longino

Chief Financial Officer

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104-2870

(215) 701-9555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrick M. Mix, Esq. Duane Morris LLP 30 South 17th Street Philadelphia, Pennsylvania 19103 Phone: (215) 979-1000	Thomas R. Salley, Esq. Cooley Godward Kronish LLP 777 6th Street, NW, Suite 1100 Washington, DC 20001 Phone: (202) 842-7800	Kathleen L. Werner, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Phone: (212) 878-8000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions under the Agreement and Plan of Merger, as amended, included as Annex A to the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Common stock, par value $0.001 per share*	4,628,151	N/A	$11,338,970	$632.71

(1)	Represents the estimated maximum number of shares of common stock, par value $0.001 per share, of Alesco Financial Inc., or AFN, issuable to the holders of Class A membership units of Cohen Brothers, LLC, or Cohen, and Class B membership units of Cohen upon completion of the merger of a subsidiary of AFN with and into Cohen, determined by multiplying (a) the exchange ratio applicable in the merger (0.57372 shares of AFN common stock for each Class A membership unit together with one Class B membership unit of Cohen) by (b) the number of outstanding Class A membership units together with Class B membership units of Cohen held by such holders as of September 24, 2009.
(2)	The registration fee was calculated in accordance with Rule 457(f)(2) under the Securities Act by multiplying the estimated number of Class A membership units together with Class B membership units of Cohen to be exchanged in the business combination by $2.45, the book value of a Class A membership unit together with one Class B membership unit of Cohen on March 31, 2009. As of August 31, 2009, the book value of a Class A membership unit together with one Class B membership unit of Cohen was $2.34.
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $55.80 per $1,000,000 of the proposed maximum aggregate offering price.
(4)	A registration fee of $632.71 was previously paid at the time of the filing of the Registrant’s initial Registration Statement on Form S-4, filed with the Commission on June 2, 2009.
*	All calculations above assume the completion of the 1-for-10 reverse stock split of the outstanding shares of AFN’s common stock, which is a condition to the closing of the business combination described in the Agreement and Plan of Merger, as amended, attached to the proxy statement/prospectus.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE:

This Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-159661) is being filed solely for the purpose of amending the undertakings in Item 22 and filing a signed copy of Exhibit 5.1, a form of which was included with Amendment No. 1 to the Registration Statement on Form S-4 filed by the registrant on August 20, 2009. This Amendment No. 5 does not modify any provision of the prospectus that forms a part of the Registration Statement or Part II, Item 20. Accordingly, the prospectus has been omitted and this Amendment No. 5 consists only of the facing page, this explanatory note, Part II, Item 21 and Part II, Item 22 of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules

(a) The following exhibits are furnished with this proxy statement/prospectus on Form S-4:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 20, 2009, by and among Alesco Financial Inc., Fortune Merger Sub, LLC and Cohen Brothers, LLC (incorporated by reference to Exhibit 2.1 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on February 23, 2009).#

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 1, 2009, by and among Alesco Financial Inc., Fortune Merger Sub, LLC, Alesco Financial Holdings, LLC, and Cohen Brothers, LLC (incorporated by reference to Exhibit 2.1 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on June 2, 2009).#

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of August 20, 2009, by and among Alesco Financial Inc., Alesco Financial Holdings, LLC and Cohen Brothers, LLC (incorporated by reference to Exhibit 2.1 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on August 20, 2009).#

2.4	Amendment No. 3 to Agreement and Plan of Merger, dated as of September 30, 2009, by and among Alesco Financial Inc., Alesco Financial Holdings, LLC, and Cohen Brothers, LLC (incorporated by reference to Exhibit 2.1 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on September 30, 2009).

3.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Alesco Financial Inc.’s Registration Statement on Form S-11 (Registration No. 333-111018) filed with the SEC on February 6, 2004).

3.2	Articles of Amendment changing Alesco Financial Inc.’s name to Alesco Financial Inc. (incorporated by reference to Exhibit 3.1 to Alesco Financial Inc.’s Registration Statement on Form S-3 (Registration No. 333-138136) filed with the SEC on October 20, 2006).

3.3	By-laws, as amended (incorporated by reference to Exhibit 3.1 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on October 11, 2005).

4.1	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Alesco Financial Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007).

4.2	Form of 7.625% Contingent Convertible Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on May 21, 2007).

4.3	Registration Rights Agreement, dated as of May 15, 2007, by and between Alesco Financial Inc. and RBC Capital Markets Corporation (incorporated by reference to Exhibit 4.3 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on May 21, 2007).

Exhibit No.	Description

4.4	Indenture, dated as of May 15, 2007, by and between Alesco Financial Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on May 21, 2007).

4.5	Junior Subordinated Indenture, dated as of June 25, 2007, by and between Alesco Financial Inc. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on June 29, 2007).

4.6	Indenture, dated as of June 29, 2007, by and among Bear Stearns ARM Trust 2007-2, Citibank, N.A. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.6 to Alesco Financial Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007).

5.1	Opinion of Venable LLP regarding the legality of the securities being registered.*

5.2	Opinion of Stifel, Nicolaus & Company, Incorporated (incorporated by reference to Annex D to Alesco Financial Inc.’s Registration Statement on Amendment No. 2 to Form S-4 filed with the SEC on September 30, 2009).

8.1	Opinion of Duane Morris LLP regarding tax matters (incorporated by reference to Exhibit 8.1 to Alesco Financial Inc.’s Amendment No. 4 to the Registration Statement on Form S-4 filed with the SEC on October 28, 2009).

9.1	Voting Agreement dated February 20, 2009 between Alesco Financial Inc. and Cohen Bros. Financial, LLC (incorporated by reference to Exhibit 9.1 to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

9.2	Voting Agreement dated February 20, 2009, 2009 between Alesco Financial Inc. and Christopher Ricciardi (incorporated by reference to Exhibit 9.2 to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

9.3	Voting Agreement dated February 20, 2009, 2009 between Alesco Financial Inc. and James J. McEntee, III, individually and as trustee on behalf of James J. McEntee, III T/U/A James J. McEntee III (incorporated by reference to Exhibit 9.3 to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

10.1	Management Agreement, dated as of January 31, 2006, by and between Alesco Financial Trust and Cohen Brothers Management, LLC (incorporated by reference to Annex E to Alesco Financial Inc.’s Proxy Statement on Schedule 14A filed with the SEC on September 8, 2006).

10.2	Shared Facilities and Services Agreement, dated as of January 31, 2006, by and between Cohen Brothers Management, LLC and Cohen Brothers, LLC (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Alesco Financial Inc.’s Registration Statement on Form S-3 (Registration No. 333-137219) filed with the SEC on October 5, 2006).

10.3	Letter Agreement, dated January 31, 2006, by and between Alesco Financial Trust and Cohen Brothers, LLC, relating to certain rights of first refusal and non-competition arrangements between the parties (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to Alesco Financial Inc.’s Registration Statement on Form S-3 (Registration No. 333-137219) filed with the SEC on October 5, 2006).

10.4	Assignment and Assumption Agreement, dated as of October 6, 2006, by and between Alesco Financial Inc. and Cohen Brothers Management, LLC, transferring the agreement referred to in Exhibit 10.1 hereto to Alesco Financial Inc. (incorporated by reference to Exhibit 10.2 to Alesco Financial Inc.’s Registration Statement on Form S-3 (Registration No. 333-138136) filed with the SEC on October 20, 2006).

10.5	Letter Agreement, dated October 18, 2006, by and between Alesco Financial Inc. and Cohen & Company, LLC, transferring the agreement referred to in Exhibit 10.1 hereto to Alesco Financial Inc. (incorporated by reference to Exhibit 10.5 to Alesco Financial Inc.’s Registration Statement on Form S-3 (Registration No. 333-138136) filed with the SEC on October 20, 2006).

Exhibit No.	Description

10.6	Purchase Agreement, dated as of May 9, 2007, by and between Alesco Financial Inc. and RBC Capital Markets Corporation) (incorporated by reference to Exhibit 1.1 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on May 10, 2007).

10.7	Underwriting Agreement, dated June 20, 2007, by and between Alesco Financial Inc. and RBC Capital Markets Corporation (incorporated by reference to Exhibit 1.1 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on June 22, 2007).

10.8	Amended and Restated Trust Agreement, dated as of June 25, 2007, by and among Alesco Financial Inc., Wells Fargo Bank, N.A., Wells Fargo Delaware Trust Company and the administrative trustees named therein (incorporated by reference to Exhibit 4.2 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on June 29, 2007).

10.9	Amended and Restated Trust Agreement, dated as of June 29, 2007, by and among Structured Asset Mortgage Investments II Inc., Wilmington Trust Company, Wells Fargo Bank, N.A. and acknowledged by Alesco Financial Inc. (incorporated by reference to Exhibit 10.13 to Alesco Financial Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007).

10.10	Mortgage Loan Purchase Agreement, dated as of June 29, 2007, by and between Alesco Financial Inc. and Structured Asset Mortgage Investments II Inc. (incorporated by reference to Exhibit 10.14 to Alesco Financial Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007).

10.11	Sale and Servicing Agreement, dated as of June 29, 2007, by and among Structured Asset Mortgage Investments II Inc., Bear Stearns ARM Trust 2007-2, Alesco Financial Inc., Citibank, N.A. and Wells Fargo Bank, N.A., as securities administrator and master servicer (incorporated by reference to Exhibit 10.15 to Alesco Financial Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007).

10.12	Guarantee Agreement, dated as of June 29, 2007, by and between Alesco Financial Inc. and Alesco Loan Holdings Trust (incorporated by reference to Exhibit 10.16 to Alesco Financial Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007).

10.13	2006 Long-Term Incentive Plan, as amended (incorporated by reference to Annex A to Alesco Financial Inc.’s Proxy Statement on Schedule 14A filed with the SEC on April 30, 2007).

10.14	Form of Restricted Share Award Agreement (incorporated by reference to Exhibit 10.7 to Alesco Financial Inc.’s Annual Report on Form 10-K filed with the SEC on March 16, 2007).

10.15	Form of Indemnification Agreement by and between Alesco Financial Inc. and each of its directors and officers (incorporated by reference to Exhibit 10.1 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on October 20, 2006).

10.16	Amended and Restated Senior Management Agreement between Cohen Brothers, LLC and Christopher Ricciardi dated as of January 31, 2007. (Incorporated by reference to Exhibit 10.16 to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

10.17	Amendment No. 1 to Amended and Restated Senior Management Agreement between Cohen Brothers, LLC and Christopher Ricciardi dated as of July 31, 2008. (incorporated by reference to Exhibit 10.17 to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

10.18	Amendment No. 2 to Amended and Restated Senior Management Agreement between Cohen Brothers, LLC and Christopher Ricciardi dated as of February 20, 2009. (incorporated by reference to Exhibit 10.18 to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

10.19	Employment Agreement between Cohen Brothers, LLC and Joseph Pooler dated as of May 7, 2008. (incorporated by reference to Exhibit 10.19 to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

Exhibit No.	Description

10.20	Amendment No. 1 to Employment Agreement between Cohen Brothers, LLC and Joseph Pooler dated as of February 20, 2009. (incorporated by reference to Exhibit 10.20 to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

10.21	Cohen Brothers, LLC 2009 Senior Managers’ Cash Bonus Retention Plan. (incorporated by reference to Exhibit 10.21 to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

10.22	Unsecured Subordinated Promissory Note between Cohen Brothers, LLC and Daniel G. Cohen. (incorporated by reference to Exhibit 10.22 to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

10.23	Unsecured Subordinated Promissory Note between Cohen Brothers, LLC and Christopher Ricciardi. (incorporated by reference to Exhibit 10.23 to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

10.24	Alesco Financial Inc. Cash Bonus Plan (incorporated by reference to Annex B to Alesco Financial Inc’s Registration Statement on Form S-4 filed with the SEC on August 20, 2009).

10.25	Amended and Restated Loan and Security Agreement by and among Cohen Brothers, LLC, TD Bank, N.A., and the Financial Institutions Now or Hereafter Listed on Schedule A dated as of June 1, 2009. (incorporated by reference to Exhibit 10.25 to Alesco Financial Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 filed with the SEC on August 20, 2009).†

10.26	Cohen Brothers, LLC 2009 Equity Award Plan. (incorporated by reference to Exhibit 10.26 to Alesco Financial Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 filed with the SEC on August 20, 2009).

10.27	Form of Cohen Brothers, LLC Restricted Unit Award Pursuant to the Cohen Brothers, LLC 2009 Equity Award Plan. (incorporated by reference to Exhibit 10.27 to Alesco Financial Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 filed with the SEC on August 20, 2009).

10.28	Equity Plan Funding Agreement by and among Daniel C. Cohen and Cohen Brothers, LLC. (incorporated by reference to Exhibit 10.28 to Alesco Financial Inc.’s Amendment No. 1 to the Registration Statement on Form S-4 filed with the SEC on August 20, 2009).

10.29	Letter Agreement by and between Alesco Financial Inc. and Cohen Brothers, LLC dated September 22, 2009. (incorporated by reference to Exhibit 10.29 to Alesco Financial Inc.’s Amendment No. 2 to the Registration Statement on Form S-4 filed with SEC on September 30, 2009).

10.30	First Amendment to Amended and Restated Loan and Security Agreement by and among Cohen Brothers, LLC, each of the Subsidiary Guarantors party thereto, and TD Bank, N.A. dated as of September 30, 2009. (incorporated by reference to Exhibit 10.30 to Alesco Financial Inc.’s Amendment No. 2 to the Registration Statement on Form S-4 filed with SEC on September 30, 2009).

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 99.5 to Alesco Financial Inc.’s Current Report on Form 8-K filed with the SEC on June 2, 2009).

21.1	List of Subsidiaries. (incorporated by reference to Exhibit 21 to Alesco Financial Inc.’s Annual Report on Form 10-K filed with the SEC on March 5, 2009).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, regarding the financial statements of Alesco Financial Inc. (incorporated by reference to Exhibit 23.1 to Alesco Financial Inc.’s Amendment No. 4 to the Registration Statement on Form S-4 filed with the SEC on October 28, 2009).

23.2	Consent of Grant Thornton, LLP, Independent Certified Public Accountants, regarding the financial statements of Cohen Brothers, LLC (incorporated by reference to Exhibit 23.2 to Alesco Financial Inc.’s Amendment No. 4 to the Registration Statement on Form S-4 filed with the SEC on October 28, 2009).

Exhibit No.	Description

23.3	Consent of Venable LLP (included in Exhibit 5.1).*

23.4	Consent of Stifel, Nicolaus & Company, Incorporated (incorporated by reference to Exhibit 23.4 to Alesco Financial Inc.’s Amendment No. 4 to the Registration Statement on Form S-4 filed with the SEC on October 28, 2009).

23.5	Consent of Ernst & Young LLP, Independent Auditors, regarding the financial statements of Brigadier Capital LP and Brigadier Capital Master Fund, Ltd. (incorporated by reference to Exhibit 23.5 to Alesco Financial Inc.’s Amendment No. 4 to the Registration Statement on Form S-4 filed with the SEC on October 28, 2009).

24.1	Power of Attorney (included on signature pages to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

99.1	Form of Proxy Card.

99.2	Financial Statements of Brigadier Capital LP. (incorporated by reference to Exhibit 99.2 to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

99.3	Financial Statements of Brigadier Capital Master Fund, Ltd. (incorporated by reference to Exhibit 99.3 to Alesco Financial Inc.’s Registration Statement on Form S-4 filed with the SEC on June 2, 2009).

99.4	Form of Election Form and Letter of Transmittal to be sent to the Members of Cohen Brothers, LLC (incorporated by reference to Exhibit 99.4 to Alesco Financial Inc.’s Amendment No. 4 to the Registration Statement on Form S-4 filed with the SEC on October 28, 2009).

*	Filed herewith.

**	Data required by Statement of Financial Accounting Standard No. 128, “Earnings per Share,” is provided in Note 10 to Alesco Financial Inc.’s consolidated financial statements included in this proxy statement/prospectus on Form S-4.

#	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Alesco Financial Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the SEC.

†	Confidential treatment has been requested for portions of this document. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(f) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(g) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on October 29, 2009.

ALESCO FINANCIAL INC.

By:	/S/ JOHN J. LONGINO
John J. Longino
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Director	October 29, 2009
Rodney E. Bennett

*	Chief Accounting Officer (Principal Accounting Officer)	October 29, 2009
Christian M. Carr

*	Director	October 29, 2009
Marc Chayette

*	Chairman, Director	October 29, 2009
Daniel G. Cohen

*	Director	October 29, 2009
Thomas P. Costello

*	Director	October 29, 2009
G. Steven Dawson

*	Director	October 29, 2009
Jack Haraburda

/S/ JOHN J. LONGINO	Chief Financial Officer, Treasurer (Principal Financial Officer)	October 29, 2009
John J. Longino

Name	Title	Date

*	President, Chief Executive Officer, Director (Principal Executive Officer)	October 29, 2009
James J. McEntee, III

*	Director	October 29, 2009
Lance Ullom

*	Director	October 29, 2009
Charles W. Wolcott

*By:	/S/ JOHN J. LONGINO
John J. Longino Attorney-in-Fact